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EXHIBIT 23.1


                    INDEPENDENT AUDITORS' REPORT AND CONSENT

The Board of Directors
MAI Systems Corporation:

The audits referred to in our report dated March 31, 2002, included the related financial statement schedule as of December 31, 2001, and for each of the years in the three-year period ended December 31, 2001, included in the annual report on Form 10-K. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference of our report dated March 31, 2002, in the Company's registration statements (Nos. 33-92194, 333-72412, 333-72414 and 333-72418) on Form S-8 and registration statement (No. 333-57454) on Form S-3.



/s/ KPMG LLP

Costa Mesa, California
April 12, 2002